                 CONSENT TO ASSIGNMENT, FIFTH AMENDMENT TO LEASE
                AGREEMENT AND AMENDMENT TO INCIDENTAL DOCUMENTS


         THIS CONSENT TO ASSIGNMENT, FIFTH AMENDMENT TO LEASE AGREEMENT AND AMENDMENT TO INCIDENTAL DOCUMENTS (this "AGREEMENT") is entered into as of the 9th day of July, 2000, by and among HPT SUITE PROPERTIES TRUST, a Maryland real estate investment trust ("LANDLORD"), SUITE TENANT, INC., a Tennessee corporation ("ASSIGNOR") and GLEN ROCK HOLDING CORP., a Delaware corporation ("ASSIGNEE").

                              W I T N E S S E T H:

         WHEREAS, Landlord and Assignor entered into a Lease Agreement, dated as of November 19, 1997, as amended by two (2) letters dated November 19, 1997, the First Amendment to Lease Agreement, dated as of March 5, 1999, the Second Amendment to Lease Agreement and First Amendment to Incidental Documents (the "SECOND AMENDMENT"), dated as of June 29, 1999, a letter dated June 29, 1999, the Third Amendment to Lease Agreement dated as of March 3, 2000 and the Fourth Amendment to Lease Agreement and Amendment to Incidental Documents (the "FOURTH AMENDMENT"), dated as of May 11, 2000 (as so amended, the "LEASE"), a copy of which Lease is attached hereto as Exhibit A hereto;

         WHEREAS, Assignor simultaneously herewith has assigned, and Assignee has assumed, the Lease, and Landlord is willing to consent to such assignment and assumption subject to and upon the terms and conditions set forth in this Agreement; and

         WHEREAS, Assignee and Landlord desire to amend the Lease as herein after provided (the Lease as amended by this Agreement, the "AMENDED LEASE").

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. ASSIGNMENT AND ASSUMPTION. (a)Each of Assignor and Assignee represents and warrants to Landlord that pursuant to a separate instrument (i) Assignor has irrevocably and absolutely assigned all of Assignor's right, title and interest in, to and under the Lease to Assignee effective as of the date hereof, (ii) except as may be expressly provided herein, Assignee has irrevocably and absolutely (A) assumed and agreed to discharge all of Assignor's obligations under the Lease arising from and after the date hereof and (B) agreed to be bound by all of the terms, covenants and conditions of the Lease binding upon the Tenant thereunder from and after the date hereof and (iii) such assignment and assumption are effective as of the date hereof.

         (b) Each of Assignee and Assignor also warrants and represents that simultaneously herewith, (i) ShoLodge has assigned to Prime Hospitality Corp. ("PRIME") all of ShoLodge's right, title and interest in and to the Guaranty Deposit held under that certain Limited Guaranty Agreement, dated as of November 19, 1997, made by ShoLodge for the benefit of Landlord and Hospitality Properties Trust as amended and supplemented by two (2) letters dated November 19,1999, the Second Amendment and the Fourth Amendment (as so amended and supplemented, the "GUARANTY") and (ii) Prime has contributed to Assignee all of Prime's right to receive interest on the Guaranty Deposit pursuant to the terms of this Agreement attributable to the Term.

         (c) Landlord hereby consents to the such assignments and assumption. This consent does not constitute consent to any further assignment, mortgage, pledge, hypothecation, encumbrance or other transfer of the Guaranty Deposit or the Amended Lease or any subletting or by Assignee, which shall, in each case, require Landlord's further consent except to the extent such consent is expressly not required pursuant to the terms of Section 16.3 of the Amended Lease. Assignor and Assignee acknowledge and agree that other than for a copy of the instruments of such assignment and assumption, Landlord has not been provided with, reviewed or consented to any of the transactions between Assignor (and its affiliates) and Assignee (and its affiliates). Accordingly, Landlord shall in no way be deemed to have consented to, approved, bound by or subject to such transactions or the terms thereof.

         2. REPRESENTATIONS OF ASSIGNEE ETC. As an inducement to Landlord to enter into this Agreement, Assignee represents and warrants to Landlord and Assignor, as of the date hereof:

         (a) STATUS AND AUTHORITY OF ASSIGNEE, ETC. Assignee is a corporation duly organized and validly existing under the laws of its state of incorporation and has all requisite power and authority (corporate and other) under the laws of such state and its respective charter documents to own its property and assets, to enter into and perform its obligations under the Amended Lease and this Agreement and to transact the business in which it is engaged or presently proposes to engage. Assignee is duly qualified in each jurisdiction in which the nature of the business conducted or to be conducted by it requires such qualification, except where failure to do so could not reasonably be expected to have a material adverse effect.

         (b) CORPORATE ACTION OF ASSIGNEE, ETC. Assignee has taken all necessary action (corporate or other) under its charter documents to authorize the assumption and performance of the Amended Lease and the execution, delivery and performance of this Agreement, and the Amended Lease and this Agreement constitute the valid and binding obligations and agreements of Assignee enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization or similar laws of general application affecting the rights and remedies of creditors.

         (c) NO VIOLATIONS OF OTHER AGREEMENTS, ETC. None of the assumption of the Amended Lease, the execution and delivery of this Agreement by Assignee, and compliance with the terms and provisions thereof and hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Assignee pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness, agreement or other instrument to which Assignee may be a party or by which it or its property is bound, or violate any provisions of laws, or any applicable order, writ, injunction, judgment or decree of any court, or any order or other public regulation of any governmental commission, bureau or administrative agency.

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
         (d) JUDGMENTS; LITIGATION. There are no judgments presently outstanding and unsatisfied against Assignee or any of its properties, and none of Assignee or any of its properties are involved in any material litigation at law or in equity, or any proceeding before any court, or by or before any governmental or administrative agency, which litigation or proceeding could materially and adversely affect Assignee, and no such material litigation or proceeding is, to the knowledge of Assignee, threatened against Assignee, and no investigation looking toward such a proceeding has begun or is contemplated.

         (e) DISCLOSURE. To the knowledge of Assignee, neither this Agreement nor any other document, certificate or statement furnished to Landlord or its affiliates, by or on behalf of Assignee, in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. To the knowledge of Assignee, there is no fact or condition which materially and adversely affects the business, operations, affairs, properties or condition of Assignee which has not been set forth in this Agreement or in the other documents, certificates or statements furnished to Landlord in connection with the transactions contemplated hereby.

         (f) BROKERAGE. Assignee dealt with no broker, finder or like agent in connection with this Agreement or the transactions contemplated hereby.

         (g) SALE. Simultaneously with the execution and delivery hereof, Assignee has acquired from Assignor all of Assignor's right, title and interest in and to all tangible personal property used or useful in connection with the operation of the Properties, the FF&E Reserve and the Retained Funds, free and clear of all liens, claims and encumbrances other than those in favor of Landlord.

         (h) PRIME. All of the issued and outstanding stock of Assignee is held by Prime, free and clear of all liens, claims, assertions and encumbrances other than those in favor of Landlord. Assignee shall not have any other outstanding stock.

         (i) BANKRUPTCY REMOTE. Assignee has (i) not sought or consented to any dissolution, winding up, liquidation, consolidation, merger or sale of all or substantially all of its assets, (ii) not failed to correct any known misunderstanding regarding its separate identity, (iii) maintained its accounts, books and records separate from any other Person, (iv) maintained its books, records, resolutions and agreements as official records, (v) not commingled its funds or assets with those of any other Person and has held its assets in its own name, (vi) conducted its business in its own name, (vii) maintained its financial statements, accounting records and other entity documents separate from any other Person, (viii) paid its own liabilities out of its own funds and assets, (ix) observed all organizational formalities, (x) not assumed or guaranteed or become obligated for the debts of any other Person or held out its credit as being available to satisfy the obligations of any other Person, (xi) not acquired obligations or securities of its members or shareholders, (xii) allocated fairly and reasonably any overhead for shared office space and used separate stationery, invoices and checks, (xiii) not pledged any of its assets for the benefit of any other Person, (xiv) held and identified itself as a separate and distinct entity under its own name and not as a division or part of any other Person, (xv) not made any loans to any Person, (xvi) not identified its members or shareholders, or any of its Affiliates as a division or part of it, or (xvii) not entered into or become a party to any transaction with its members or shareholders, or its Affiliates except the Amended Lease, this Agreement and the Incidental Documents or in the ordinary course of its business and, in each case, on terms which are fair and are no less favorable to it than would be obtained in a comparable arm's length transaction with an unrelated third party, (xviii) not filed a bankruptcy or insolvency petition or otherwise instituted insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest, (xix) paid the salaries of its own employees and maintained a sufficient number of employees in light of its business operations, (xx) maintained adequate capital in light of its contemplated business operations or
(xxi) not engaged in any business activity other than the leasing, operating and owning of the Leased Premises for its Permitted Use as stated in its organizational documents.

         Assignee's liability with respect to the representations and warranties set forth in this Agreement shall survive the execution and delivery hereof.

         3. REPRESENTATIONS OF ASSIGNOR ETC. As an inducement to Landlord to enter into this Agreement, Assignor represents and warrants to Landlord and Assignee, as of the date hereof:

         (a) STATUS AND AUTHORITY OF ASSIGNOR , ETC. Assignor is a corporation duly organized and validly existing under the laws of its state of incorporation and has all requisite power and authority (corporate and other) under the laws of such state and its respective charter documents to own its property and assets, to enter into and perform its obligations under this Agreement and to transact the business in which it is engaged or presently proposes to engage. Assignor is duly qualified in each jurisdiction in which the nature of the business conducted or to be conducted by it requires such qualification, except where failure to do so could not reasonably be expected to have a material adverse effect.

         (b) CORPORATE ACTION OF ASSIGNOR, ETC. Assignor has taken all necessary action (corporate or other) under its charter documents to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes the valid and binding obligation and agreement of Assignor enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization or similar laws of general application affecting the rights and remedies of creditors.

         (c) NO VIOLATIONS OF OTHER AGREEMENTS, ETC. Neither the execution and delivery of this Agreement by Assignor, nor compliance with the terms and provisions thereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Assignor pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness, agreement or other instrument to which Assignor may be a party or by which it or its property is bound, or violate any provisions of laws, or any applicable order, writ, injunction, judgment or decree of any court, or any order or other public regulation of any governmental commission, bureau or administrative agency.

         (d) JUDGMENTS; LITIGATION. There are no judgments presently outstanding and unsatisfied against Assignor or any of its properties, and none of Assignor or any of its properties are involved in any material litigation at law or in equity, or any proceeding before any court, or by or before any governmental or administrative agency, which litigation or proceeding could materially and adversely affect Assignor, and no such material litigation or proceeding is, to the knowledge of Assignor, threatened against Assignor, and no investigation looking toward such a proceeding has begun or is contemplated.

         (e) DISCLOSURE. To the knowledge of Assignor, neither this Agreement nor any other document, certificate or statement furnished to Landlord or its affiliate by or on behalf of Assignor, in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. To the knowledge of Assignor, there is no fact or condition which materially and adversely affects the business, operations, affairs, properties or condition of Assignor which has not been set forth in this Agreement or in the other documents, certificates or statements furnished to Landlord in connection with the transactions contemplated hereby.

         (f) BROKERAGE. Assignor dealt with no broker, finder or like agent in connection with this Agreement or the transactions contemplated hereby.

         (g) SALE. Simultaneously with the execution and delivery hereof, Assignee has acquired from Assignor all of Assignor's right, title and interest in and to all tangible personal property used or useful in connection with the operation of the Properties, the FF&E Reserve, and the Retained Funds, free and clear of all liens, claims and encumbrances other than those in favor of Landlord.

         (h) THE LEASE. The Lease (a true, correct and complete copy of which is attached to this Agreement as Exhibit A) is in full force and effect, there is no Event of Default thereunder, there are no facts or circumstances which with the giving of notice, the lapse of time or both would constitute such an Event of Default and, to the knowledge of Assignor, Landlord has fully and faithfully performed all of its obligations under the Lease and is not in default or breach thereof. The amount of Retained Funds under the Lease is $25,575,200.00 and the amount of the Guaranty Deposit is $14,000,000.

         Assignor's liability with respect to the representations and warranties set forth in this Agreement shall survive the execution and delivery hereof and shall not be assumed by Assignee.

         4. REPRESENTATIONS OF LANDLORD. Landlord represents and warrants to Assignee as of the date hereof that:

         (a) STATUS AND AUTHORITY OF LANDLORD. Landlord is a Maryland real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland, and has all requisite power and authority under the laws of such state and under its charter documents to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Landlord has duly qualified and is in good standing as a trust or unincorporated business association in each jurisdiction in which the nature of the business conducted by it requires such qualification, except where failure to do so could not reasonably be expected to have a material adverse effect.

         (b) ACTION OF LANDLORD. Landlord has taken all necessary action to authorize the execution, delivery and performance of the Amended Lease and this Agreement, and each of them constitutes the valid and binding obligation and agreement of Landlord, enforceable against Landlord in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

         (c) NO VIOLATIONS OF AGREEMENTS. None of the execution, delivery and performance of the Lease and this Agreement by Landlord, and compliance with the terms and provisions hereof or thereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Landlord pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Landlord or its property is bound, or violate any provisions of laws, or any applicable order, writ, injunction, judgment or decree of any court, or any order or other public regulation of any governmental commission, bureau or administrative agency.

         (d) JUDGMENTS; LITIGATION. There are no judgments presently outstanding and unsatisfied against Landlord or any of its properties, and neither Landlord nor any of its properties are involved in any material litigation at law or in equity, or any proceeding before any court, or by or before any governmental or administrative agency, which litigation or proceeding could materially and adversely affect Landlord, and no such material litigation or proceeding is, to the knowledge of Landlord, threatened against Landlord, and no investigation looking toward such a proceeding has begun or is contemplated.

         (e) THE LEASE. A true and complete copy of the Lease is attached hereto as Exhibit A. Except as set forth in Exhibit A, the Lease has not been modified or amended. Landlord has no knowledge of any Event of Default under the Lease or of other circumstance which with notice, the lapse of time or both would constitute such an Event of Default or the Lease not being in full force and effect. The amount of Retained Funds is $25,575,200.00, and the amount of the Guaranty Deposit is $14,000,000. Neither HPT nor Landlord has offset any obligations of Assignor under the Lease against the Retained Funds or Guaranty Deposit.

         Landlord's liability with respect to the representations and warranties set forth in this Agreement shall survive the execution and delivery hereof.

         5. ADDITIONAL ASSIGNEE OBLIGATIONS. Simultaneously with the execution and delivery hereof, Assignee shall cause each of the following to be delivered to Landlord, each of which shall be satisfactory in form and substance to
Landlord:

         (a) A security agreement with respect to all tangible personal property owned or used by Assignee and used in connection with the operation of the Properties, such security agreement


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
to create a first lien and security interest in such property and to be otherwise in form and substance satisfactory to Landlord (the "SECURITY AGREEMENT");

         (b) Such financing statements as Landlord may reasonably require;

         (c) An assignment and security agreement with respect to the FF&E Reserve, such assignment and security agreement to create a first lien in the FF&E Reserve (the "FF&E PLEDGE");

         (d) A stock pledge agreement with respect to all of the issued and outstanding stock of Assignee, together with such stock and a stock power in blank, each executed and delivered by Prime, such stock pledge and security agreement to create a first lien and security interest in such shares (the "STOCK PLEDGE");

         (e) A subordination agreement from Prime for the benefit of, and in form and substance satisfactory to, Landlord (the "SUBORDINATION AGREEMENT");

         (f) A Deposit Account Control Agreement in form and substance satisfactory to the Landlord executed and delivered by Assignee and the bank at which the FF&E Reserve is maintained;

         (g) An opinion of Willkie Farr & Gallagher with respect to the bankruptcy remoteness of Assignee and the due execution, delivery and enforceability of this Agreement and the other instruments and documents executed in connection herewith by and against Assignee and Prime;

         (h) Evidence regarding the due transfer of any liquor and other licenses from Assignor to Assignee or, if any such transfer is still pending, other evidence and assurances that the operations of the Properties and the values thereof will not be adversely affected by reason of the pendency of such transfer;

         (i) Insurance Certificates evidencing that the insurance required under the Lease is in full force and effect;

         (j) Copies of all management agreements affecting the Properties not previously delivered to Landlord;

         (k) Tax lien and judgment searches with respect to Assignee and Prime satisfactory to Landlord;

         (l) Copies of Assignee's Charter or Certificate of Incorporation, certified by the Secretary of State of the state of its incorporation;

         (m) Evidence of the due execution and delivery hereof and the documents executed in connection hereunder by Assignee and Prime (including certified by-laws and incumbency certificates);

         (n) Evidence that Assignee is duly qualified to do business in each jurisdiction in which any of the Properties is located;

         (o) An Exchange Option Agreement to exchange the Property located in Las Colinas, Texas (the "PRIME EXCHANGE PROPERTY"), for a new AmeriSuites property currently under development in Utica, Michigan (the "MI OPTION"); and

         (p) An amount equal to the Minimum Rent, Additional Rent and other amounts payable under the Lease with respect to the month in which this Agreement is executed which are not yet due and payable under the terms of the Lease (without giving effect to the terms hereof). Assignee acknowledges and agrees that "Total Hotel Sales" for the current Fiscal Year shall include all revenue and receipt of every kind derived by Assignor or Assignee from operating the Properties and the parts thereof.

         6. ADDITIONAL ASSIGNOR OBLIGATIONS. Simultaneously with the execution and delivery hereof, Assignor shall cause each of the following to be delivered to Landlord, each of which shall be satisfactory in form and substance to
Landlord:

         (a) Evidence that all management agreements between Assignor and its affiliates with respect to any of the Properties have been terminated;

         (b) An Exchange Option Agreement to exchange the property located in Alpharetta, Georgia for a new AmeriSuites property to be built in Chantilly, Virginia (the "VA OPTION");

         (c) An Exchange Option Agreement to exchange the Property located in Albuquerque, New Mexico for a new AmeriSuites property to be built in Mt. Laurel, New Jersey (the "NJ OPTION"; the NJ Option, the MI Option and the VA Option, each an "EXCHANGE OPTION", and collectively, the "EXCHANGE OPTIONS");

         (d) A supplemental guaranty from Sholodge for the benefit of Landlord (the "SUPPLEMENTAL GUARANTY"); and

         (e) An opinion of Assignor's counsel with respect to the due execution, delivery and enforceability of this Agreement, the VA Option, the NJ Option and such supplemental guaranty.

         7. ADDITIONAL OBLIGATIONS OF LANDLORD. Simultaneous herewith, Landlord shall execute and deliver a partial release in favor of Assignor, in form and substance satisfactory to Landlord.

         8. CERTAIN AMENDMENTS.

         (a) The following definitions are hereby inserted in Article 1 of the
Lease:

         "Independent Director" shall mean a natural person who is not at the time of initial appointment and has not been at any time during the preceding five (5) years: (a) a stockholder, director (other than independent director for other Affiliates that are bankruptcy remote single purpose entities), officer, employee, partner, member, trustee or beneficial-interest holder of Tenant or any of its Affiliates; (b) a customer, supplier or other Person who derives in any twelve month period in excess of $50,000 of its purchases or revenues from its activities with Tenant or any of its Affiliates, stockholders, directors, officers, employees, partners, managers, members, trustees or beneficial-interest holders of any such customer, supplier or other Person s; (c) a Person controlling or under common control with any Person described in clause (a) or (b) above; or (d) a member of the immediate family of any Person described in clause (a), (b) or (c) above. For the purpose of this definition alone, an "Affiliate" of a Person is any other Person (i) which owns beneficially, directly or indirectly, more than 5% of the outstanding shares of the common stock or other voting securities of such first Person or which is otherwise in control of such first Person, (ii) of which more than 5% of the outstanding voting securities are owned beneficially, directly or indirectly, by any Person described in clause (i) above, or (iii) which is controlled by, or under common control with, any Person described in clause (i) above; the terms "control" and "controlled by" shall have the meanings assigned to them in Rule 405 under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         "Single Purpose Entity" shall mean a corporation, which, at all times since its formation and thereafter, (i) was organized solely for the purpose of
(x) leasing the Leased Property for its Permitted Use or (y) guaranteeing the Amended Lease, (ii) has not and will not engage in any business unrelated to leasing the Leased Property for its Permitted Use or guaranteeing the Amended Lease, (iii) has not and will not have any assets other than those related to leasing the Leased Property for its Permitted Use or guaranteeing the Amended Lease, (iv) except as otherwise expressly permitted by this Agreement, has not and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale, or amendment of its articles of incorporation , (v) has and will have at least one Independent Director, (vi) the board of directors of such corporation may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including an Independent Director shall have participated in such vote, (vii) has not and will not fail to correct any known misunderstanding regarding the separate identity of such corporation, (viii) without the unanimous consent of all of the directors and has not and will not with respect to itself or to any other Person which it has a direct or indirect legal or beneficial ownership interest (a) file or consent to a bankruptcy, insolvency or reorganization petition or otherwise institute or consent to insolvency proceedings or otherwise seek or consent to any relief under any laws relating to the relief from debts or the protection of debtors generally; (b) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such Person or all or any portion of such Person's properties; (c) make any assignment for the benefit of such Person's creditors or (d) take any action that might cause such Person to become insolvent, (ix) has maintained and will maintain its accounts, books and records separate from any other Person, (x) has maintained and will maintain its books, records, resolutions and agreements as official records, (xi) has not and will not commingle its funds or assets with those of any other Person, (xii) has held and will hold its assets in its own name, (xiii) has conducted and will conduct its business in its name other than to operate, own or lease the Leased Property using a service mark and/or under a trade name including the name "AmeriSuites", (xiv) has maintained and will maintain its financial statements, accounting records, and other entity documents separate from any other person,
(xv) has paid and will pay its liabilities, including salaries of any employees, out of its own funds and assets,

(xvi) has observed and will observe all corporate formalities, (xvii) has maintained and will maintain an arms-length relationship with its affiliates, (xviii) has no Indebtedness other than (1) amounts due under the Amended Lease and (2) unsecured trade payables incurred in the ordinary course of business relating to owning, leasing and operating the Leased Property which do not exceed, at any time, a maximum amount of $1,000,000 and that are paid within sixty (60) days of the date incurred, (xix) has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person, (xx) will not acquire obligations or securities of its partners, members or shareholders, (xxi) has established and maintains an office though which it conducts its business separate and apart from that of any of its Affiliates or has allocated and will allocate fairly and reasonably shared expenses, including, without limitation, shared office space and uses separate stationary, invoices and checks, (xxii) except pursuant hereto and the Incidental Documents, has not and will not pledge its assets for the benefit of any other Person, (xxiii) has held and identified itself and will hold itself and its own name and not as a division or part of any other Person and has not failed to correct any known misunderstanding regarding its separate identity, (xxiv) has not made and will not make loans to any Person, (xxv) has not and will not identify its partners, members or shareholders, or any Affiliates of any of them as a division or part of it, (xxvi) has not entered and will not enter into or be a party to, any transaction with its partners, members, shareholders or its Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arms-length transaction with an unrelated third party, and (xxvii) has maintained and will maintain adequate capital in light of its contemplated business operations.

         (b) The terms "Amended Lease" and "Prime" as used in the Lease shall each have the meanings ascribed to each such term in this Agreement. The term "Consent" as used in the Lease shall mean this Agreement.

         (c) Section 2.3 of the Lease is hereby amended by deleting the date "June 30, 2011" appearing therein and inserting the date "June 30, 2013" in its place.

         (d) Section 2.4 of the Lease is hereby amended by deleting "five (5)" on the third line thereof and replacing it with "three (3)", and by deleting "ten (10)" on that line and inserting "fifteen (15)" in its place.

         (e) If any of the representations or warranties made herein by Assignee shall be false or misleading in any material respect, the same shall constitute a Event of Default under the Lease.

         (f) All notices required or desired to be given under the Lease to Assignee shall be addressed as follows:

                  c/o Prime Hospitality Corp.
                  700 Route 46 East
                  Fairfield, NJ 07007
                  Attention:  Mr. Douglas W. Vicari, Senior Vice President
                  Telecopy:  (973) 882-7635
                  with a copy to:

                  Prime Law Department
                  700 Route 46 East
                  Fairfield, NJ 07007
                  Attention:  Joseph Bernadino, Esq., General Counsel
                  Telecopy:  (973) 882-1787

         (g) The term "Incidental Documents" as used in the Lease shall mean the MI Option, the Guaranty, the Security Agreement, the FF&E Pledge, Subordination Agreement and the Stock Pledge, as each of them may be amended from time to time.

         (h) The term "ShoLodge" as used in Sections 1.19, 12.1(k), 16.1, 17.2,
21.10 and 22.11 of the Lease shall mean Prime, and the term "ShoLodge" as used in Section 12.1(e) of the Lease shall mean Prime or Guarantor.

         (i) The term "ShoLodge Parties" as used in Section 12.1(f) of the Lease shall mean Prime and/or Guarantor and the parenthetical "(as defined in the Purchase Agreement)" in said Section is deleted.

         (j) There is inserted in the Lease new Sections 12.1(l), 12.1(m), 12(n) and (o) as follows:

                  (l) should Tenant fail to fully and faithfully observe the terms of Section 21.11; or

                  (m) should there occur any other event of circumstance which constitutes an Event of Default under this Agreement pursuant to the terms of the Amended Lease; or

                  (n) should any petition be filed by or against the guarantor under the Guaranty (the "Guarantor") under the Federal bankruptcy laws, or should any other proceeding be instituted by or against Guarantor seeking to adjudicate Guarantor a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of Guarantor's debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Guarantor or for any substantial part of the property of Guarantor unless, in each instance, within 30 days thereafter, Prime assumes the obligations of the Guarantor under the Guaranty subject to (x) the limitation that the Guarantor's liability thereunder is limited to $14,000,000 and (y) the non-recourse provisions thereof; or

                  (o) should any petition be filed by or against Prime under the Federal bankruptcy laws, or should any other proceeding be instituted by or against Prime seeking to adjudicate Prime a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of Prime's debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Prime or for any substantial part of the property of Prime and such proceeding is not dismissed within one hundred eighty (180) days after institution thereof;



         (k) On or before the later of March 31, 2001 and the date that is nine
(9) months after the date hereof, Assignee, at its own cost and expense, shall cause the Leased Properties to be re-flagged as "AmeriSuites" hotels. All costs and expenses of this re-flagging including, without limitation, new signage, marketing materials and any new front desk system shall be paid by Prime. No portion of such cost shall be paid for with funds from the FF&E Reserve. With respect to each Property, upon such Property being so re-flagged: (i) the phrase "Sumner Suites" in Section 4.1.1(a) of the Lease shall be deemed deleted and "AmeriSuites" is inserted in its place; and (ii) the third sentence of Section 4.1.1(a) of the Lease shall be deemed deleted and replaced with:

                  Tenant shall operate the Leased Properties under the brand name which Tenant and its Affiliated Persons operate most of the other hotels owned, leased or otherwise operated by them which are similar to the Leased Properties, which brand name, as of the date of the Consent, is "AmeriSuites". Tenant shall not change the brand of the Hotels without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, it being agreed that, it shall be reasonable for Landlord to withhold its consent to a brand name that is generally associated with lower prices than the brand name under which the Hotels are then currently being operated.

         (l)      There is inserted in the Lease a new Section 21.11 as follows:

                  21.11 Negative Covenants. Except as expressly permitted in this Agreement, Tenant shall not, without the prior written consent of the Landlord:

                  a) purchase or lease any real property other than the Leased Property, have any assets or liabilities other than assets or liabilities derived from or related to the Leased Property or engage in any business or undertake any activity other than as permitted herein, including, without limitation, the operation, as a lessee or otherwise, of any property other than the Leased Property;

                  b) have any subsidiaries;

                  c) amend, supplement or otherwise modify its governing instruments with respect to (i) bankruptcy remoteness, (ii) being a Single Purpose Entity or (iii) the Independent Director or remove or otherwise cease to have an Independent Director as a director;

                  d) fail to do all things necessary to keep in full force and effect its valid existence as a corporation and as a Single Purpose Entity and to qualify to do business in each jurisdiction in which such qualification is necessary to the conduct of its business or to protect the validity and enforceability of the Amended Lease and the Incidental Documents, as the same may be amended or modified from time to time;

                  e) fail to keep proper books of account and records in which full, true and correct entries in accordance with GAAP shall be made of all dealings and transactions in relation to its business and activities;

                  f) fail to generally pay its debts as they become due;

                  g) take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above.


         (m) Landlord hereby approves of Ernst & Young as Assignee's firm of independent certified public accountants.

         (n) The definition of "Accounting Period" set forth in the Lease is hereby deleted in its entirety and the following inserted in its place:

                  "ACCOUNTING PERIOD" shall mean each calendar month.

         (o) The definition of "Base Year" set forth in the Lease is hereby deleted in its entirety and the following inserted in its place:

                  "BASE YEAR" shall mean (i) with respect to each Property described in Exhibit A-1 through A-14 other than any Property located in Arizona, the 1998 Fiscal Year; (ii) with respect to each Property described in Exhibit A-1 through A-14 and located in Arizona, the twelve (12) Accounting Periods commencing July 13, 1998; (iii) with respect to each Property described in Exhibit A-15 through A-20, the 2000 Fiscal Year, and (iv) with respect to each Property described in Exhibit A-21 through A-24, the twelve (12) Accounting Periods commencing July 1, 2000.

         (o) The definition of "Fiscal Year" set forth in the Lease is hereby deleted in its entirety and the following inserted in its place:

                  "FISCAL YEAR" shall mean each calendar year.

         (p) The definition of "Minimum Rent" set forth in the Lease is hereby deleted in its entirety and the following inserted in its place:

                  "MINIMUM RENT" shall mean an amount equal to Two Million One Hundred Thirty One Thousand Two Hundred Sixty Seven Dollars ($2,131,267) per Accounting Period.

         (q) Exhibit C to the Lease is hereby deleted and Exhibit B to this Agreement inserted in its place.

         9. TRADE AREA RESTRICTIONS. Assignee acknowledges that currently there are violations of Section 22.11 of the Lease with respect to the Properties in Gwinnet, Georgia; Overland Park, Kansas; Charlotte, North Carolina; Orlando, Florida; Las Colinas, Texas; Alpharetta, Georgia; Austin, Texas; and Albuquerque, New Mexico. Landlord agrees to forbear from exercising its rights and remedies in connection with such violations subject to the following terms and conditions:

         (a) On or before the earlier of March 31, 2001 and the date that is nine (9) months after the date hereof, Assignee shall cause the now existing AmeriSuites hotel in the trade area of the Property in Gwinnet, Georgia to be re-flagged as a "Wellesley Inn" and at all times thereafter cause such hotel to be operated in a manner and fashion which is not in violation of Section 22.11 of the Lease. Provided Assignee so timely re-flags such Property and causes the same to be so operated, the violation of Section 22.11 with respect to such Property resulting from such now existing AmeriSuites hotel shall be deemed cured. If such property is not timely re-flagged as herein required, (i) the same shall constitute an Event of Default under the Lease and (ii) the Landlord's obligation to forbear from exercising its rights and remedies in connection with such violations Section 22.11 pertaining to the Property in Gwinnet, Georgia shall terminate.

         (b) Landlord waives the violations of Section 22.11 of the Lease resulting from the now existing AmeriSuite hotels in the designated areas for the Properties located in: Overland Park, Kansas; Charlotte, North Carolina; Austin Texas; and Orlando, Florida; provided, however, such waiver shall not alter or otherwise effect the Amended Lease which shall continue in full force and effect with respect to any other violations of its terms; and

         (c) If after December 31, 2001 there shall be (x) an Event of Default (as defined in the applicable Exchange Options) or (y) other event or circumstances which with the passage of time, the giving of notice or both would constitute such an Event of Default (other than the failure to achieve Completion (as defined in the applicable Exchange Option), in either case, on or before the date initially specified as the Outside Date under the applicable Exchange Options provided that Completion is achieved by the date to which Outside Date may be extended pursuant to the terms of the applicable Exchange Options) under any of the Exchange Options then the following shall apply:

                  (i) Landlord shall have the option (each, a "PUT OPTION") at its election, in addition such rights and remedies as may be available to it under the Amended Lease, the Exchange Options, at law, in equity or otherwise, to require that Assignor, Assignee, Prime and ShoLodge purchase, and each of them (jointly, severally and collectively, the "PURCHASER") agrees to purchase the Property or Properties (each, A "SALE PROPERTY") which were to be disposed of by Landlord pursuant to the terms of the applicable Exchange Option (assuming Landlord had exercised its option thereunder) without recourse or representation on the part of Landlord except for those, if any, contained in the applicable Exchange Option.

                  (ii) Landlord shall exercise such Put Option no later than the later of (x) March 31, 2002 and (y) the date that is ninety (90) days after Landlord has notice from Assignee that such Event of Default or other event or circumstance has occurred. Such Put Option shall be exercisable by Landlord if Assignee has given such notice to Landlord regardless of any dispute by Assignor or ShoLodge regarding whether such Event of Default or other event or circumstances has occurred.

                  (iii) Notwithstanding the foregoing, neither Assignor nor ShoLodge shall be obligated to purchase the Prime Exchange Property.

                  (iv) The consummation of such sale of a Sale Property shall take place on or before the day that is thirty (30) days after the day on which notice is given by Landlord to Assignee and Assignor that Landlord has elected to exercise the applicable Put Option at 10:00 a.m. at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts.

                  (v) The purchase price for each Sale Property shall be as specified in Exhibit C hereto which amount shall be paid by wire transfer.

                  (vi) Simultaneously with such sale, the Amended Lease shall be appropriately amended to eliminate from the Amended Lease the Sale Property (and the rent attributed thereto) being disposed of by the Landlord and to pro-rate the rents and other charges due under the Amended Lease as of the date of the closing of such sale with respect to such Sale Property.

                  (vii) In addition, simultaneously with such sale, (A) Assignee and Purchaser shall make appropriate adjustment on account of amounts contributed to, and expended from, the FF&E Reserve with respect to the applicable Sale Property (and the references to such Sale Property shall be deleted from the FF&E Pledge), (B) Landlord shall return to Assignee a portion of the Retained Funds equal to the annual Minimum Rent allocable to the Sale Property as set forth in Exhibit C hereto,
         (C) Landlord shall release from the lien of the Security Agreement the tangible personal property of Assignee located at the Sale Property and
         (D) Landlord shall execute and deliver appropriate Uniform Commercial Code terminations.

                  (viii) Upon the consummation of the sale of the Sale Property or if Landlord fails to timely exercise a Put Option, Landlord shall be deemed to have waived (x) the applicable violation(s) of Section 22.11 of the Lease and (y) all Events of Default and Defaults resulting from violations or defaults under the Exchange Option Agreement(s).

                  (ix) If the sale of a Sale Property is not consummated as herein required, (A) the same shall constitute an Event of Default under the Lease, (B) the Landlord's obligation to forbear from exercising its rights and remedies in connection with such violations
         Section 22.11 pertaining to such Sale Property shall terminate, and (C) such violation shall also constitute an Event of Default under the Lease.

                  (x) The terms of Section 11.7 of the Exchange Options are incorporated herein by this reference and shall apply with equal force to the Put Options, mutatis mutandis.



         10. THE GUARANTY AND THE GUARANTY DEPOSIT. (a) Except as expressly provided in Section 10(b) below, upon the expiration of the Amended Lease and the payment and performance of each and every obligation of the Tenant to Landlord and HPT under the Lease and Incidental Documents, provided no Event of Default shall have occurred and be continuing, any unapplied balance of the Guaranty Deposit shall be paid to Prime together with any accrued and unpaid interest with respect thereto. In the event HPT and Landlord shall fail to so pay any unapplied balance of the Guaranty Deposit and accrued interest to Prime on the date due, HPT and Landlord shall thereafter pay Prime interest thereon at the Overdue Rate until paid. Landlord shall credit accrued interest on the Guaranty Deposit against the monthly Minimum Rent. Under no circumstance shall ShoLodge or any of its Affiliated Persons be entitled to any of the Guaranty Deposit or interest thereon.

         (b) Provided that no (i) monetary Default, (ii) Default as to which Notice thereof has been given to Tenant or (iii) Event of Default shall have occurred and be continuing under the Amended Lease, (iv) Cash Flow (as defined below) for a period of twelve (12) full consecutive Accounting Periods equals or exceeds Thirty-Four Million Fifteen Thousand Dollars ($34,015,000) with respect to such period, and (v) HPT and Landlord shall receive a schedule evidencing the foregoing, in form and substance reasonably satisfactory to HPT and Landlord prepared by a, so-called, "Big-Five" accounting firm or such other certified public accountants as are approved by HPT and Landlord (such approval not to be unreasonably withheld, delayed or conditioned), the Guaranty shall terminate ten
(10) Business Days after delivery to HPT and Landlord of the financial statements described in clause (v) preceding, and HPT and Landlord shall, within ten (10) Business Days after the written request of Prime, pay any unapplied balance of the Guaranty Deposit to Prime, together with any accrued and unpaid interest thereon.

         (c) As used herein, "CASH FLOW" shall mean the net income (or loss) of Tenant in connection with the operation of the Hotels before income taxes, calculated in accordance with GAAP, plus (a) all extraordinary expense items,
(b) depreciation and amortization, (c) interest expense on Indebtedness permitted under the Lease, (d) base management fees, incentive management fees, trade name fees, franchise fees, royalty fees and central marketing fees paid to the Manager to the extent subordinate to payment of rent pursuant to the Lease from and after the occurrence of an Event of Default minus (e) required contributions to the FF&E Reserve and (f) all extraordinary income items.

         (d) Landlord and HPT hereby confirm that their recourse against ShoLodge under the Guaranty shall be limited to the Guaranty Deposit and interest thereon. ShoLodge hereby ratifies and confirms it obligations under the Guaranty, and acknowledges and agrees that its obligations thereunder will not be affected or impaired by: (i) the existence or invalidity of any other guarantee or security or by any waiver, amendment, release or modification thereof; (ii) any assignment or transfer in whole or in part of any of the Guaranteed Obligations (as defined in the Guaranty) without notice to the ShoLodge; (iii) waiver by HPT or Landlord or any holder of any of the Guaranteed Obligations or by the holders of all of the Guaranteed Obligations of the performance or observance by the Tenant or any other guarantor of any of the agreements, covenants, terms or conditions contained in the Guaranteed Obligations or the Transaction Documents (as defined in the Guaranty); (iv) any indulgence in or the extension of the time for payment by the Tenant or any other guarantor of any amounts payable under or in connection with the Guaranteed Obligations or the Transaction Documents or any other instrument or agreement relating to the Guaranteed Obligations or of the time for performance by the Tenant or any other guarantor of any other obligations under or arising out of any of the foregoing or the extension or renewal thereof; (v) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Tenant or any other guarantor set forth in any of the foregoing including, without limitations, the modifications contemplated by this Agreement, the Options or in any other document executed in connection herewith or the Amended Lease; (vi) the voluntary or involuntary sale or other disposition of all or substantially all the assets of the Tenant or any other guarantor or insolvency, bankruptcy, or other similar proceedings affecting the Tenant or any other guarantor or any assets of the Tenant or any such other guarantor; or (vii) the release or discharge of the Tenant or any such other guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of the foregoing without the consent of the holders of the Guaranteed Obligations by operation of law. Landlord, HPT, Assignee and Prime acknowledge and agree that under no circumstance shall ShoLodge or Assignor ever be obligated to contribute additional funds hereunder or under the Guaranty to be added to or to replenish the Guaranty Deposit, including, without limitation, upon any use of the Guaranty Deposit, any portion thereof or any interest thereon to cure any default under the Amended Lease or any failure by HPT, Landlord or any successor holder of the Guaranty Deposit to deliver the Guaranty Deposit or any interest thereon as required herein. Nothing contained in the foregoing shall diminish or reduce Sholodge's obligations under the Supplemental Guaranty.

         (e) Sholodge, Landlord and HPT shall not amend or modify the Guaranty without Prime's prior written consent; provided that the terms thereof as modified hereby may be ratified and confirmed from time to time. Sholodge hereby agreeing to execute and deliver such confirmations of the Guaranty as Landlord may reasonably require in connection with the closings under the Exchange Options and/or the Put Options. Further, Sholodge shall execute and deliver such amendments to the Guaranty as Prime and Landlord shall request provided that no such amendment modifies or diminishes the non-recourse nature of the Guaranty as set forth in Section 10(d) above.

         (f) If, in connection with the assignment in whole or in part of the Amended Lease, HPT and Landlord or any successor holder of the Guaranty Deposit shall transfer the Guaranty Deposit to a someone having a Net Worth of not less than ten (10) times the unapplied balance thereof, Landlord and HPT or any such successor shall be relieved of all of their obligations with respect to the Guaranty Deposit and interest thereon. If such successor shall not satisfy the aforesaid Net Worth requirement, Landlord and HPT shall, in a guaranty in form and substance reasonably satisfactory to Prime, guaranty the payment of the Guaranty Deposit and interest thereon in accordance with this Agreement. At the time of any such assignment, Landlord and HPT shall cause such successor to acknowledge in writing to ShoLodge and Assignor such successor's agreement to the continued applicability of the provisions of Section 10(d).



         (g) Provided that no Event of Default shall have occurred and be continuing, in lieu of the interest otherwise due under the Guaranty during the Term, HPT shall credit the Tenant with interest on any unapplied balance of the Guaranty Deposit at a rate of 11.11% per annum. Such interest shall be credited against the rent and other charges due under the Lease in arrears and pro rated with respect to any partial month.

         11. ADDITIONAL DEPOSIT. (a) Simultaneously with the execution and delivery hereof, Prime has (i) deposited with Landlord the sum (the "ADDITIONAL DEPOSIT") of Two Million Five Hundred Thousand Dollars ($2,500,000) as security the payment and performance of each and every obligation of the Tenant to Landlord under the Amended Lease and the Incidental Documents, whether now existing or hereafter arising, and including, without limitation, the payment of the full amount of the Rent payable under the Amended Lease and (ii) contributed to Assignee the right to receive any interest due on the Additional Deposit during the Term pursuant to the terms hereof. Landlord shall have no obligation to hold the Additional Deposit in a segregated account and may commingle the same with its general funds. Provided that no Event of Default shall have occurred and be continuing, Landlord shall credit the Tenant with interest on any unapplied balance of the Additional Deposit at a rate of 9% per annum. Such interest shall be credited against the rent and other charges due under the Amended Lease in arrears and pro rated with respect to any partial month. Upon the earlier of the expiration of the Amended Lease and the payment and performance of each and every obligation of the Tenant to Landlord and HPT under the Lease and Incidental Documents and the termination of Prime's obligation to keep the Additional Deposit with Landlord pursuant to Section 11(b) below, provided no Event of Default shall have occurred and be continuing, Landlord shall refund any unapplied balance of the Additional Deposit, together with any accrued and unpaid (or uncredited) interest with respect thereto, to Prime. In the event Landlord shall fail to refund any unapplied balance of the Additional Deposit and accrued interest to Prime on the date due, Landlord shall thereafter pay Prime interest thereon at the Overdue Rate until paid.

         (b) Provided that no (i) monetary Default, (ii) Default as to which Notice thereof has been given to Tenant or (iii) Event of Default shall have occurred and be continuing under the Amended Lease, (iv) Cash Flow for a period of twelve (12) full consecutive Accounting Periods equals or exceeds Thirty-Four Million Fifteen Thousand Dollars ($34,015,000) with respect to such period and
(v) Landlord shall receive a schedule evidencing the foregoing, in form and substance reasonably satisfactory to Landlord prepared by a, so-called, "Big-Five" accounting firm or such other certified public accountants as are approved by Landlord (such approval not to be unreasonably withheld, delayed or conditioned), the obligation of Prime to keep the

Additional Deposit with Landlord shall terminate ten (10) Business Days after delivery to Landlord of the financial statements described in clause (v) preceding, and Landlord shall, within ten (10) Business Days after the written request of Prime, pay any unapplied balance of the Additional Deposit to Prime, together with any accrued and unpaid interest thereon.

         (c) If, in connection with the assignment in whole or in part of the Amended Lease, Landlord or any successor holder of the Additional Deposit shall transfer the Additional Deposit to someone having a Net Worth of not less than ten (10) times the unapplied balance thereof, Landlord or any such successor shall be relieved of all of their obligations with respect to the Additional Deposit and interest thereon. If such successor shall not satisfy the aforesaid Net Worth requirement, Landlord shall, in a guaranty in form and substance reasonably satisfactory to Prime, guaranty the payment of the Additional Deposit and interest thereon in accordance with this Agreement.



         12. MISCELLANEOUS.

         (a) EXPENSES. Assignor and Assignee shall pay their and Landlord's expenses incident to the negotiation, preparation and carrying out of this Agreement, including, without limitation, all reasonable fees and expenses of Landlord's counsel (collectively, "LANDLORD'S EXPENSES"). Assignor and Assignee shall also pay the cost of all recording fees, transfer fees and other like costs and expenses incident to this Agreement and the assignment of the Lease. As between Assignor and Assignee, Landlord's Expenses shall be paid as they have or may agree.

         (b) BROKERAGE. Assignor and Assignee agree that Landlord is not responsible for the payment of any commission or fees in connection with this Agreement and they each jointly and severally agree to indemnify and hold harmless Landlord from and against any claims, liabilities, losses or expenses, including reasonable attorneys" fees, incurred by Landlord in connection with any claims for commissions or fees by any broker or agent in connection with this Agreement.

         (c) PUBLICITY. The parties agree that no party shall, with respect to this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public pronouncements, issue press releases or otherwise furnish information regarding this Agreement or the transactions contemplated to any third party without the consent of the other party, which consent shall not be unreasonably withheld, delayed or conditioned, except as required by law or unless such action is taken based on advice of counsel given in good faith. No party or its employees shall trade in the securities of the parties hereto or their affiliates until a public announcement of the transactions contemplated by this Agreement has been made.

         (d) PERFORMANCE ON BUSINESS DAYS. In the event the date on which performance or payment of any obligation of a party required hereunder is other than a Business Day, the time for payment or performance shall automatically be extended to the first Business Day following such date.

         13. APPLICABLE LAW, ETC. This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than The Commonwealth of Massachusetts; or
(vii) any combination of the foregoing.

         To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located in The Commonwealth of Massachusetts as is provided by law; and the parties consent to the jurisdiction of said court or courts located in The Commonwealth of Massachusetts and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

         14. MODIFICATION OF AGREEMENT. No modification or waiver of any provision of this Agreement, nor any consent to any departure by any party therefrom, shall in any event be effective unless the same shall be in writing and signed by the others, and such modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. By a separate instrument of even date herewith, Landlord has released Assignor with respect to its obligations arising after the date hereof under the Amended Lease to the extent assumed by Assignee. Accordingly, notwithstanding anything contained to the contrary, the consent of Assignor shall not be required for any further modifications of the Lease.

         15. WAIVER OF RIGHTS. Neither any failure nor any delay on the part of any party in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any right, power or privilege.

         16. SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and this Agreement shall thereupon be reformed and construed and enforced to the maximum extent permitted by law.

         17. ENTIRE CONTRACT. This Agreement, including all annexes and exhibits hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the transactions contemplated hereby, including, without limitation, any letter of intent or commitment letter.

         18. COUNTERPARTS; HEADINGS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but which, when taken together, shall constitute but one instrument and shall become effective as of the date hereof when copies hereof, which, when taken together, bear the signatures of each of the parties hereto shall have been signed. Headings in this Agreement are for purposes of reference only and shall not limit or affect the meaning of the provisions hereof.

         19. BINDING EFFECT. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         20. NONLIABILITY OF TRUSTEES, ETC. THE DECLARATION OF TRUST ESTABLISHING LANDLORD, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HPT SUITE PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF LANDLORD SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, LANDLORD. ALL PERSONS DEALING WITH LANDLORD, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF LANDLORD FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

         21. AMENDMENT. Except as amended hereby, the Lease remains unmodified. Landlord and Assignee hereof ratify and confirm the terms of the Lease.

         22. DEFINITIONS. Each capitalized term used but not defined in this Agreement shall have the meaning ascribed thereto in the Amended Lease.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the date above first written.

                                            HPT SUITE PROPERTIES TRUST


                                            By:______________________________
                                                     Its (Vice) President


                                            SUITE TENANT, INC.


                                            By:______________________________
                                                     Its (Vice) President



                                            GLEN ROCK HOLDING, CORP.


                                            By:___________________________
                                                     Name:
                                                     Title:

         PRIME HOSPITALITY CORP. hereby acknowledges it agrees to be bound by the provisions of Section 22.11 of the Lease (as defined above), as amended by the foregoing and the terms of Section 9 and Section 10(d) above.

                                            PRIME HOSPITALITY CORP.


                                            By:___________________________
                                                     Name:
                                                     Title:


                                            Dated:  July 9, 2000



         SHOLODGE, INC. hereby agrees to be bound by the terms of Section 9 above.

                                            SHOLODGE, INC.


                                            By:___________________________
                                                     Name:
                                                     Title:


                                            Dated:  July 9, 2000


         HOSPITALITY PROPERTIES TRUST hereby (I)consents to the assignment of the Guaranty Deposit to Prime and the contribution of the right to receive interest with respect thereto pursuant to the terms of this Agreement during the Term to Assignee, but such consent does not constitute consent to any further assignment, mortgage, pledge, hypothecation, encumbrance or other transfer of the Guaranty Deposit, which shall, in each case, require the further consent of Hospitality Properties Trust and (ii) agrees to be bound by the provisions of
Section 10 above.




                                            HOSPITALITY PROPERTIES TRUST


                                            By:______________________________
                                                     Name:
                                                     Title:

                                                     Dated:  July 9, 2000

                                    EXHIBIT A

                                    The Lease

                              [See attached copy.]

                                    EXHIBIT B

                           ALLOCATION OF MINIMUM RENT


LOCATION                                  STATE    ALLOCABLE RENT PER ACCOUNTING
--------                                  -----               PERIOD
                                                   ----------------------------

Tampa                                     FL                              35,932
San Antonio Riverwalk                     TX                             117,765
Fort Wayne                                IN                              80,773
Albuquerque                               NM                              95,984
El Paso                                   TX                              76,240
Hendersonville                            TN                              62,597
Smyrna/Cumberland                         GA                              79,988
Gwinett/Duluth                            GA                              94,419
Columbus                                  OH                             111,794
College Part (Atlanta AP)                 GA                              85,973
Dallas Galleria                           TX                              93,247
Austin                                    TX                              76,926
Tucson                                    AZ                              71,129
Tempe                                     AZ                              83,900
                                                                         -------
Alpharetta                                GA                              96,133
Las Colinas/Irving                        TX                             102,667
Overland Park                             KS                             103,600
Charlotte                                 NC                              95,200
Colorado Springs                          CO                             102,667
Louddon Tech Ctr/Sterling                 VA                             106,400
                                                                         -------
Pine Knoll Shores                         NC                              79,333
Indianapolis                              IN                              88,200
Kansas City                               MO                              91,467
Orlando                                   FL                              98,933
                                                                         -------

                                    EXHIBIT C

                          SALE PROPERTY PURCHASE PRICES


                                                               Allocable Annual
Property                             Purchase Price            Minimum Rent
Alpharetta, GA                      $10,815,000                 $ 1,153,600
Albuquerque, NM                      12,093,955                   1,151,805
Las Colinas/Irving, TX               11,550,000                   1,232,000